UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☑	Definitive Information Statement

CARTOON ACQUISITION, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☑	No Fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies:
Not Applicable.
	(2)	Aggregate number of securities to which transaction applies:
Not Applicable.
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Not Applicable.
	(4)	Proposed maximum aggregate value of transaction:
Not Applicable.
	(5)	Total fee paid:
- 0 -

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: -0-
	(2)	Form, Schedule or Registration Statement No.: Not Applicable.
	(3)	Filing Party: Not Applicable.
	(4)	Date Filed: Not Applicable.

Schedule 14C Information Statement dated September 28, 2007, Cover

NOTICE OF CORPORATE ACTION TAKEN WITHOUT A MEETING.

THE COMPANY IS NOT ASKING FOR YOUR PROXY STATEMENT OR WRITTEN
CONSENT AND YOU ARE NOT REQUESTED TO SEND THE COMPANY A PROXY
STATEMENT OR WRITTEN CONSENT.

September 28, 2007

Dear Stockholders:

     The accompanying Information Statement is being provided to the holders of the Common Stock of Cartoon Acquisition, Inc., a Delaware corporation ("Cartoon," the "Registrant," the "Company," "we," "us," or "our") as of September 17, 2007 (the "Record Date"), in connection with the approval to change our name (as more fully described below and in the accompanying Information Statement).

     On September 17, 2007, our Board of Directors approved, subject to stockholder approval, the amendment to our Certificate of Incorporation to permit us to change our name to "Tristar Holdings, Inc.".

     Our Board of Directors determined that the amendment to our Certificate of Incorporation will not diminish our stockholders' rights and is fair to and will serve the best interests of our stockholders. Consequently, our Board of Directors acted unanimously by written consent on September 17, 2007 to approve the name change. The amendment to our Certificate of Incorporation requires the affirmative vote of the holders of our Common Stock representing a majority of the votes entitled to be cast by all of the holders of our Common Stock. As of September 28, 2007, the holder of our Common Stock representing a plurality of the votes entitled to be cast by all of the holders of our Common Stock approved the amendment to our Certificate of Incorporation by written consent. Because we received a sufficient number of votes by written consent, your vote is not required to approve our name change.

     Under the General Corporation Law of Delaware concerning the Stockholder Action that was taken and that we are reporting in the accompanying Information Statement, none of our stockholders has a dissenter's right of appraisal.

      We expect our Stockholder Action to become effective on October 18, 2007.

Letter to the Stockholders of Cartoon Acquisition, Inc. dated September 28, 2007,

     We will pay for all costs associated with the distribution of the Information Statement, including the costs of printing and mailing.

     We will only deliver one Information Statement to multiple stockholders that share an address, unless we receive advice to the contrary by any of our stockholders. Following a written or oral request, we will promptly deliver a separate copy of the Information Statement to any stockholder who shares an address with another stockholder.

     The accompanying Information Statement is for informational purposes only and is first being sent to our stockholders on or about September 28, 2007. We are providing the Information Statement to our stockholders pursuant to Section 14(c) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder. Furthermore, this letter will serve as notice required by Section 228(e) and Section 222 of the General Corporation Law of Delaware.

     I invite you to further inquire of us in regard to this matter. If by telephone, please call us at (585) 495-6914, or, if by mail, write to us at the address first written above. In addition, you can obtain additional information from the (U. S.) Securities and Exchange Commission, which is located at 100 F Street, Northeast, Washington, D. C., 20549, or by visiting its website at www.sec.gov.

Very truly yours,

CARTOON ACQUISITION, INC.

Randolph S. Hudson
Chairman of the Board
President
Chief Executive Officer

Letter to the Stockholders of Cartoon Acquisition, Inc. dated September 28, 2007,

NOTICE OF ACTION TAKEN PURSUANT TO THE WRITTEN CONSENT OF THE STOCKHOLDERS.

THE STOCKHOLDER AND CORPORATE ACTIONS DESCRIBED IN THIS
REPORT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U. S.
SECURITIES AND EXCHANGE COMMISSION. FURTHER, THE COMMISSION
HAS NOT PASSED UPON THE FAIRNESS OR MERITS NEITHER OF THE
SUBJECT STOCKHOLDER ACTION, NOR UPON THE ACCURACY OR
ADEQUACY OF THE INFORMATION CONTAINED IN THIS REPORT.
ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

DATE, TIME, AND PLACE INFORMATION.

     We mailed a letter to our stockholders on or about September 28, 2007. Our stockholders that were entitled to receive that letter and this Information Statement were the holders of record of our Common Stock on September 17, 2007 (the "Record Date").

     The purpose of that letter and this Information Statement is to inform our stockholders of certain corporate actions that ordinarily would have been subject to the submission of a matter to a vote of all of our security holders. However, this matter was authorized by a corporate action that was made effective by the written consent of less than the unanimous vote of our stockholders, who acted by written consent without a meeting on September 28, 2007 (the "Stockholder Action"). Because the Stockholder Action became effective by less than the unanimous vote of our stockholders, Delaware requires us to further notify you of this fact pursuant to Section 222 of the General Corporation Law (8 Del. C. § 222).

     Our principal stockholder, Randolph S. Hudson, who owns 8,794,900 shares (or approximately 85.6%) of our issued and outstanding Common Stock, made a call for the Stockholder Action. The applicability of the Stockholder Action is based on (U. S.) Federal Securities and Delaware Laws that require the vote of stockholders in order to effect and implement actions adopted by our Board of Directors, the body of which acted by the unanimous written consent of directors in lieu of a meeting on September 17, 2007.

     Our Board of Directors fixed the Record Date at the close of business at September 17, 2007 for stockholders entitled to notice about the Stockholder Action, which will become effective on October 18, 2007.

DISSENTER'S RIGHT OF APPRAISAL.

     Under the applicable provisions of the General Corporation Law of Delaware, no stockholder of ours is entitled to exercise a dissenter's right of appraisal in connection with the Stockholder Action that is the subject of this Information Statement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON.

     Although no direct solicitation was made, some persons may think the Stockholder Action was prompted by an implied solicitation by Mr. Hudson, as the Stockholder Action was made by written consent by less than the unanimous vote of stockholders. Ultimately, if it were to be determined or established that any such solicitation did occur, such solicitation would be subject to Rule 14a-12(c) (17 CFR 240.14a -12(c)).

Schedule 14C Information Statement dated September 28, 2007,

     We are delivering this notice to our stockholders in the form of an Information Statement on Schedule 14C. None of our stockholders opposed the endorsement of our Board of Directors to favor the transaction; regardless of this fact, if any of our stockholders did oppose the Stockholder Action, Mr. Hudson's votes in favor of the transaction would have prevailed over the outcome of any such voting as the result of his percentage ownership of our Common Stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.

     On September 28, 2007, Mr. Hudson, acting by a written consent permitted by Section 228 of the General Corporation Law of Delaware (8 Del. C. § 228), took action as our principal stockholder to undertake an action by our stockholders; whereby he authorized our Board of Directors to amend our Certificate of Incorporation to change our name to "Tristar Holdings, Inc." (the "Stockholder Action").

     In pursuance of the aforesaid objectives, our Board of Directors fixed the record date for stockholders entitled to notice of the Stockholder Action at September 17, 2007 (the "Record Date"), and proceeded to take stockholder action by written consent in lieu of a meeting. The total number of the issued and outstanding shares of our Common Stock as of the Record Date was 10, 279,216 shares, which were held by 421 persons, and all of which were entitled to vote. The Stockholder Action became effective by the affirmative written consent of the holder of 8,794,900 shares of our Common Stock. We do not have affirmative provisions for cumulative voting in our Certificate of Incorporation, as amended, or in our Bylaws, as amended.

     A stockholder action by written consent in lieu of a meeting is permitted by Section 228 of the General Corporation Law of Delaware; however, if any such action becomes effective by less than the unanimous vote of our stockholders, we must provide you with further notice of the fact pursuant to Section 222 of the General Corporation Law of Delaware.

     The authorized Stockholder Action required the approval from a majority of the holders of our Common Stock in order to become effective.

1) The General Corporation Law of Delaware requires that majority of stockholder votes eligible to be cast in any election is required and constitutes a quorum for the purpose of passing the measures in regard to the items upon which the stockholders acted (8 Del. C. § 216(1). Mr. Hudson's percentage ownership in us constitutes a plurality of eligible votes cast by written consent in favor of this (or under any other) proposal.

     We did not have a stockholders' meeting and none was required to be held under the statutes of the General Corporation Law of Delaware applicable to Stockholder Action by written consent.

The following tables set forth the information required by Item 403 of Regulation S-B.

     The first table indicates the names of persons known to us to be the beneficial owners of more than five per cent (5%) of our common voting equity securities:

Amount and
	Name and Address of Beneficial	Nature of Beneficial	Percent
Title of Class	Owner	Owner	of Class

Common	Randolph S. Hudson	8,794,900 Shares,
	Post Office Box 103	Beneficial Owner
	Wyoming, New York 14591-0103	(1)	85.6%

Schedule 14C Information Statement dated September 28, 2007,

Common	James W. Margulies
	Suite 250
	30100 Chagrin Boulevard	770,893 Shares,
	Pepper Pike, Ohio 44124-5705	Beneficial Owner	7.49%

(1) The aggregate number of shares owned by Mr. Hudson, by certificate or otherwise, is subject to a Pledge and Security Agreement, dated January 25, 2005, in favor of James W. Margulies. As of the date of this
Information Statement, Mr. Hudson has not received any formal notice of default from Mr. Margulies under the terms of his financial obligation that underlies the Pledge and Security Agreement.

The following table sets forth the security ownership of our management:

		Amount and
	Name and Address of Beneficial	Nature of Beneficial	Percent
Title of Class	Owner	Owner	of Class

Common	Randolph S. Hudson	8,794,900 Shares,
	Post Office Box 103	Beneficial Owner
	Wyoming, New York 14591-0103	(1)	85.6%

Common	Total for All Officers and Directors	8,794,900 Shares (1)	85.6%

(1) The aggregate number of shares owned by Mr. Hudson, by certificate or otherwise, is subject to a Pledge and Security Agreement, dated January 25, 2005, in favor of James W. Margulies. As of the date of this
Information Statement, Mr. Hudson has not received any formal notice of default from Mr. Margulies under the terms of his financial obligation that underlies the Pledge and Security Agreement.

AMENDMENT OF CHARTER, BYLAWS OR OTHER DOCUMENTS.

     There was no solicitation made by any party for the Stockholder Action that was performed by the written consent of the less unanimous vote of our stockholders (the "Stockholder Action") on September 28, 2007.

     On September 17, 2007, our Board of Directors, which acted by unanimous written consent in lieu of a meeting, approved an amendment to our Certificate of Incorporation to change our name to "Tristar Holdings, Inc.". On September 28, 2007, our principal stockholder, Randolph S. Hudson performed the Stockholder Action, whereby he approved and ratified the prior action of our Board of Directors and authorized the name change. We expect the Stockholder Action to become effective on or about October 18, 2007.

     Following the effective date of the Stockholder Action, we undertake the responsibility to file a current report on Form 8-K to further inform you of our name change.

     The reason our principal stockholder has called for the Stockholder Action is to better position the company for its future operations, as said plan of operations was heretofore approved by our Board of Directors.

     Section 242 of the General Corporation Law of Delaware is applicable to any amendment to our Certificate of Incorporation, the text of which is as follows:

"§ 242. Amendment of certificate of incorporation after receipt of payment for stock; nonstock corporations.

Schedule 14C Information Statement dated September 28, 2007,

(a) After a corporation has received payment for any of its capital stock, it may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment; and, if a change in stock or the rights of stockholders, or an exchange, reclassification, subdivision, combination or cancellation of stock or rights of stockholders is to be made, such provisions as may be necessary to effect such change, exchange, reclassification, subdivision, combination or cancellation. In particular, and without limitation upon such general power of amendment, a corporation may amend its certificate of incorporation, from time to time, so as:

(1) To change its corporate name; or

(2) To change, substitute, enlarge or diminish the nature of its business or its corporate powers and purposes; or

(3) To increase or decrease its authorized capital stock or to reclassify the same, by changing the number, par value, designations, preferences, or relative, participating, optional, or other special rights of the shares, or the qualifications, limitations or restrictions of such rights, or by changing shares with par value into shares without par value, or shares without par value into shares with par value either with or without increasing or decreasing the number of shares, or by subdividing or combining the outstanding shares of any class or series of a class of shares into a greater or lesser number of outstanding shares; or

(4) To cancel or otherwise affect the right of the holders of the shares of any class to receive dividends which have accrued but have not been declared; or

(5) To create new classes of stock having rights and preferences either prior and superior or subordinate and inferior to the stock of any class then authorized, whether issued or unissued;
or

(6) To change the period of its duration.

Any or all such changes or alterations may be effected by 1 certificate of amendment.

(b) Every amendment authorized by subsection (a) of this section shall be made and effected in the following manner:

(1) If the corporation has capital stock, its board of directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders. Such special or annual meeting shall be called and held upon notice in accordance with § 222 of this title. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the directors shall deem advisable. At the meeting a vote of the stockholders entitled to vote thereon shall be taken for and against the proposed amendment. If a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment, a certificate setting forth the amendment and certifying that such amendment has

Schedule 14C Information Statement dated September 28, 2007,

been duly adopted in accordance with this section shall be executed, acknowledged and filed and shall become effective in accordance with § 103 of this title.

(2) The holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of 1 or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this paragraph. The number of authorized shares of any such class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote irrespective of this subsection, if so provided in the original certificate of incorporation, in any amendment thereto which created such class or classes of stock or which was adopted prior to the issuance of any shares of such class or classes of stock, or in any amendment thereto which was authorized by a resolution or resolutions adopted by the affirmative vote of the holders of a majority of such class or classes of stock.

(3) If the corporation has no capital stock, then the governing body thereof shall adopt a resolution setting forth the amendment proposed and declaring its advisability. If a majority of all the members of the governing body shall vote in favor of such amendment, a certificate thereof shall be executed, acknowledged and filed and shall become effective in accordance with § 103 of this title. The certificate of incorporation of any such corporation without capital stock may contain a provision requiring any amendment thereto to be approved by a specified number or percentage of the members or of any specified class of members of such corporation in which event such proposed amendment shall be submitted to the members or to any specified class of members of such corporation without capital stock in the same manner, so far as applicable, as is provided in this section for an amendment to the certificate of incorporation of a stock corporation; and in the event of the adoption thereof by such members, a certificate evidencing such amendment shall be executed, acknowledged and filed and shall become effective in accordance with § 103 of this title.

(4) Whenever the certificate of incorporation shall require for action by the board of directors, by the holders of any class or series of shares or by the holders of any other securities having voting power the vote of a greater number or proportion than is required by any section of this title, the provision of the certificate of incorporation requiring such greater vote shall not be altered, amended or repealed except by such greater vote.

(c) The resolution authorizing a proposed amendment to the certificate of incorporation may provide that at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, notwithstanding authorization of the proposed amendment by the stockholders of the corporation or by the members of a nonstock corporation, the board of directors or governing body may abandon such proposed amendment without further action by the stockholders or members. (8 Del.
C. 1953, § 242; 56 Del. Laws, c. 50; 57 Del. Laws, c. 148, §§ 18-21; 59 Del. Laws, c. 106, § 7; 63 Del.
Laws, c. 25, § 12; 64 Del. Laws, c. 112, § 24; 67 Del. Laws, c. 376, § 10; 70 Del. Laws, c. 349, §§ 5-7; 70
Del. Laws, c. 587, § 14, 15; 72 Del. Laws, c. 123, § 5.)"

Schedule 14C Information Statement dated September 28, 2007,

     Our Certificate of Incorporation, as amended, does not specify that any specific number of persons must serve on our Board of Directors during any given period. Our Bylaws, under Section 2 thereof, as amended, indicates that our whole board shall be comprised of not less than one director, unless fixed by our stockholders at any meeting of our stockholders or by another action permitted by the General Corporation Law of Delaware. The General Corporation Law of Delaware requires that at least one person serve on our Board of Directors. We meet all of the guidelines established by the General Corporation Law of Delaware, our Certificate of Incorporation, as amended, and our Bylaws, as amended, in this regard.

     As of the date of this Information Statement, we are not notifying you that we are filling any vacancies on our Board of Directors. As of the date of this report, there have been no motions by any of our stockholders to nominate or elect new directors until our next annual meeting or adjournment thereof.

     The General Corporation Law of Delaware permits certain countermeasures for our takeover; however, they do not apply to the Stockholder Action taken and disclosed in this Information Statement.

We did not ask our stockholders for their proxies and you are requested not to send us a proxy.

VOTING PROCEDURES.

     The authorized Stockholder Action required the approval from a majority of the holders of our Common Stock in order to become effective.

1) The General Corporation Law of Delaware requires that majority of stockholder votes eligible to be cast in any election is required and constitutes a quorum for the purpose of passing the measures in regard to the items upon which the stockholders acted (8 Del. C. § 216(1). Mr. Hudson's percentage ownership in us constituted a plurality of eligible votes cast by written consent in favor of these proposals.

     This Information Statement provides information on how each of our stockholders who share an address, may obtain further information with respect to our filings with the SEC.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON.

     There does not exist any direct substantial interest by Randolph S. Hudson, by his ownership of approximately 85.6% of our Common Stock, in the matter that was acted upon by the Stockholder Action, which was effected by the written consent of less than the unanimous approval of our stockholders.

PROPOSALS BY SECURITY HOLDERS.

     No stockholder submitted a written proposal to us prior to the Stockholder Action taken by our principal stockholder.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.

     On or about September 28, 2007, we will be delivering this Information Statement to our stockholders, many of whom share the same address.

     In pursuance of the rules set forth in Regulation 14A we will mail notifications on September 28, 2007, addressed and delivered to each stockholder, to provide them with the information of the Stockholder Action that took place on September 28, 2007, and which are more fully described elsewhere in this Information Statement.

Schedule 14C Information Statement dated September 28, 2007,

     We will provide our address and telephone number on each notification, in order for our stockholders to be able to contact or otherwise communicate with us.

     Those notifications that we are providing to our stockholders will contain information on the method by which each of the aforementioned stockholders may obtain further information from us and from the SEC with respect to our filings.

     We are subject to the reporting requirements of section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, we are obligated to file quarterly, periodic, annual, and transitional reports, and other information with the SEC, and we are obligated to deliver copies of certain reports and filings by mail to our stockholders and to certain other parties, as required by (U. S.) Federal securities rules and regulations. The public may view, read, or make copies of all of our existing reports, proxy statements, and other documents filed with the SEC at the SEC's Public Reference Room, which is located at 100 F Street, Northeast, Washington, D. C. 20549. Copies of said materials may also be obtained at from the SEC's Web site, the address of which is http://www.sec.gov, or by telephoning the SEC at 1-800-SEC-0330.

     We will permit our stockholders to ask questions of, and receive answers from, us concerning any aspect of the information contained in this Information Statement, and, if necessary, to obtain additional information, to the extent we possesses such information or to the extent we can acquire such information without unreasonable effort or unreasonable expense. We request that you contact us; if by mail, to our mailing address, which is Post Office Box 202, Wyoming, New York, 14591-0202. As of the date of this Information Statement, we operate a website, the address of which is http://www.cartoonacquisition.com, however, it is under construction. We do not expect our website will be available for viewing by the public until October 7, 2007.

Schedule 14C Information Statement dated September 28, 2007,